UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment to Nanotron Share Sale and Purchase Agreement

On February 24, 2021, Inpixon (the “Company”), through its wholly-owned subsidiary, Inpixon GmbH, a limited liability company incorporated under the laws of Germany (the “Purchaser”), entered into an amendment (the “Amendment”) to that certain Share Sale and Purchase Agreement, dated as of October 5, 2020 (the “Purchase Agreement”), with Nanotron Technologies GmbH, a limited liability company incorporated under the laws of Germany (“Nanotron”), and Sensera Limited, a stock corporation incorporated under the laws of Australia (the “Seller”). Pursuant to the Purchase Agreement, on October 6, 2020, the Purchaser acquired 100% of the outstanding capital stock of Nanotron.

Pursuant to the Amendment, the parties agreed to the early release of the holdback funds of $750,000, which was retained by the Purchaser from the aggregate purchase price; however, in exchange for such early release, such amount was reduced by $225,000. In addition, the holdback amount was further reduced by $29,890.24 in connection with the working capital adjustment and by $29,266.50 in connection with a claim related to a customer dispute. As a result, the Seller will receive holdback funds equal to $465,843.26.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which was filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

To the extent required by this Item 2.01, the information included at Item 1.01 and Item 8.01 is incorporated herein by reference.

Item 8.01	Other Events.

On February 22, 2021, pursuant to the terms and conditions of that certain Exclusive Software License and Distribution Agreement, effective as of June 1, 2020, and as amended on February 22, 2021 (as amended, the “License Agreement”), with Cranes Software International Ltd., a company organized under the laws of India (“Cranes”), and Systat Software, Inc., a Delaware corporation (“Systat,” and together with Cranes, the “Systat Parties”), the Company exercised its option to purchase a portion of the assets of the Systat Parties, which included certain software, trademarks, solutions, and domain names and websites from the Sysat Parties. In exchange for such assets, the Company paid total consideration of $900,000, which was paid in cash rather than through the assignment of a portion of that certain promissory note issued by Sysorex, Inc. (the “Sysorex Note”) in accordance with the terms of the amendment to the License Agreement. The Company may exercise its option to purchase the remaining assets of the Systat Parties for up to $100,000 in cash or through the assignment of an additional portion of the Sysorex Note until the end of the first five year period of the term of the license granted by the License Agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Amendment to the Share Sale and Purchase Agreement, dated as of February 24, 2021, among Inpixon GmbH, Sensera Limited and Nanotron Technologies GmbH.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: February 26, 2021	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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